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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

       As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this (the attached) registration statement.

                                          Arthur Andersen LLP

     Cleveland, Ohio

     July 24, 2000